Exhibit 10
                                                                       ---------


         Following the vote, the Chairman stated that the next order of business, as set forth in the Notice of Meeting is to consider and act upon a proposal to approve the granting of an aggregate of 450,000 shares of the Corporation's common stock to the Corporation's officers, directors and employees. The following resolution was thereupon moved and seconded:

         RESOLVED, that in recognition of their past and future contributions to the Corporation, the Corporation be, and it hereby is, authorized to issue and deliver the following individuals the number of shares of the Corporation's previously authorized but unissued common stock, set forth opposite their respective names, which shares shall not be transferable by such individuals in the absence of a registration statement or an applicable exemption from registration:

                     Name                    No. of Shares

                     Robert Benou                  159,000
                     Marc Benou                    140,000
                     David Peison                   30,000
                     Louis Massad                   30,000
                     Edward Rielly                  30,000
                     Thomas DiVito                  10,000
                     Thomas Fogg                    10,000
                     Albert Lenhardt                10,000
                     Frank Bruekl                   10,000
                     Theodora DePrisco              10,000
                     Martha Vargas                   5,000
                     Marina Krigeris                 2,000
                     Vincent Locollo                 2,000
                     Andrezj Zielinski               2,000

         RESOLVED, that, upon payment by each employee to the Corporation of the sum of $0.01 per share, the Corporation shall issue the above mentioned number of shares to such employee.